Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-249520, 333-259134, 333-265806, 333-272849, and 333-280046) and Form S-3 (Registration Nos. 333-284561, and 333-284562) of VerifyMe, Inc. of our report dated March 31, 2026 with respect to the audited consolidated financial statements which appear in this Form 10-K of VerifyMe, Inc. for the year ended December 31, 2025.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 31, 2026